Exhibit 10.5

99¢ ONLY STORES
STANDARD MULTI- TENANT FORM LEASE
6161 Atlantic Boulevard, Maywood, CA

THIS LEASE (the “LEASE”) is made, executed and effective as of the 13th day of January, 2012 (the “EFFECTIVE DATE”) by and between 6135-6161 Atlantic Boulevard Partnership, a California general partnership (the “LANDLORD”), and 99¢ ONLY STORES, a California corporation (the “TENANT”), who agree as follows:

ARTICLE ONE

BASIC TERMS

This Article One contains the Basic Terms of the LEASE between LANDLORD and TENANT named below.  Other Articles, Sections and Paragraphs of the LEASE referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.  If there is any conflict or ambiguity between the provisions of this Article One and other portions of this LEASE, then such other portions shall control and supersede the provisions of this Article One except that the provisions of Section 1.09 shall govern the matters set forth in said Section.

Section 1.01         Landlord’s Address:

c/o Jeff Gold
4000 E. Union Pacific Avenue
Commerce, CA  90023
Telephone:  (213) 980-8145

Section 1.02         Tenant’s Address:

c/o Eric Schiffer
4000 E. Union Pacific Avenue
Commerce, CA  90023
Telephone:  (213) 980-8145

With a copy to:

Number Holdings, Inc.
2000 Avenue of the Stars, 12th Floor
Los Angeles, CA  90067
Attn:  Kevin Frankel

Section 1.03         Premises.  The demised premises (the “PREMISES”) consists of that certain real property, including all improvements thereon, commonly known as 6161 Atlantic Boulevard, Maywood, CA (including the building of approximately 16,972 square feet of ground floor retail space and the parking areas (if any)), located in an integrated retail shopping center (the “SHOPPING CENTER”), which is owned by LANDLORD and which is described in Exhibit “A”.  The SHOPPING CENTER, which includes the land, and all buildings and all other improvements hereafter located thereon, including, without, limitation, the PREMISES and “COMMON AREAS,” as defined in Section 4.05(a) below, is shown on Exhibit “B”.

Section 1.04         Lease Term.  Approximately five (5) years beginning on the EFFECTIVE DATE and ending on January 31, 2017 unless sooner terminated in accordance with this LEASE (the “INITIAL LEASE TERM”).  TENANT shall have the options to extend the LEASE TERM beyond the INITIAL LEASE TERM as set forth in Section 2.02.  The INITIAL LEASE TERM plus all EXTENDED TERMS exercised by TENANT pursuant to Section 2.02 below shall hereinafter be referred to collectively as the LEASE TERM.

Section 1.05         Permitted Uses.  Retail store use, which may include, without limitation, the sale of beer and wine for off-site consumption, and the sales of all other products sold in TENANT’s other 99¢ Only Stores, subject to limitation, if any, set forth in Article 5 hereof.

Section 1.06         [RESERVED]

Section 1.07         [RESERVED]

Section 1.08         Rent and Other Charges Payable by Tenant.

(a)           Base Rent.  During the INITIAL LEASE TERM, TENANT shall pay the sum of Twelve Thousand and 00/100 Dollars ($12,000.00) per month (the “BASE RENT”) as rent for the PREMISES, subject to adjustment in accordance with (i) the terms of that certain letter agreement dated October 11, 2011, by and among TENANT, LANDLORD and the other parties thereto, and (ii) the provisions of subsection 3.03 (b) below.  The BASE RENT shall be subject to adjustment during the EXTENDED TERMS in accordance with Section 3.03 below.  All adjustments to “BASE RENT” during any of the EXTENDED TERMS shall be made and effective as of February 1 of the particular calendar year in which such adjustment is made.

(b)           Other Periodic Payments.  (i) Real Properly Taxes (See Section 4.02); (ii) Utilities (See Section 4.03); (iii) Insurance Premiums (See Section 4.04); (iv) COMMON AREA COSTS (See Section 4.05) [RESERVED]; (v) Maintenance, Repairs and Alterations (See Article Six) and as to all such items see Section 1.09.  The aggregate of all items described in this Section 1.08 (b) is sometimes referred to in this LEASE as the “OPERATING EXPENSES”.

Section 1.09         Definition of Tenant’s Pro Rata Share and Limitations on Operating Expenses.  For purposes of determining “TENANT’s PRO RATA SHARE” (as such term is used in this LEASE) of the various charges, costs and expenses imposed on TENANT as OPERATING EXPENSES, the parties agree that such share shall be determined as set forth in this Section 1.09, subject only to such express modifications of the provisions of this Section 1.09 as may appear in this LEASE.

(a)           TENANT’s PRO RATA SHARE shall be determined as a percentage of the aggregate cost of an item included within OPERATING EXPENSES and chargeable to TENANT pursuant to the terms or this LEASE as is equal to the ratio that the leasable ground

Store #14

floor area contained within the PREMISES bears to the total leasable ground floor area contained within the SHOPPING CENTER, subject to the other provisions of this Section 1.09.

(b)           For purposes of computation of the leasable floor area of the PREMISES and of the SHOPPING CENTER:

(i)            The leasable ground floor area of the PREMISES, and the ratio of the land area contained within the PREMISES (being the land area encompassed within the outer building lines of the PREMISES) to the total land area within the “TAX PARCEL” (as such term is defined below), as measured by TENANT’s architect.  If LANDLORD disagrees with such measurement(s), LANDLORD at its expense may have the PREMISES and/or such ratio of land area measured by an architect retained by LANDLORD and such two architects shall then meet to resolve any dispute in the measurement.  In so measuring the PREMISES, the architect(s) shall exclude all structural supports, including columns and walls, all vertical risers, any area not generally accessible to TENANT such as mechanical rooms, and any portion of any of the COMMON AREAS including those abutting the PREMISES.  LANDLORD and TENANT agree that the total ground floor square footage of all buildings in the SHOPPING CENTER other than the PREMISES, for all purposes of this LEASE, is 37,799 square feet.  It is also acknowledged by LANDLORD and TENANT that the only leasable area within the PREMISES is the ground floor area.

(ii)           If, following execution of this LEASE, a building is constructed on a portion of the SHOPPING CENTER, including any area added to the SHOPPING CENTER, LANDLORD shall cause the leasable floor area of such building to be so measured and such leasable floor area shall be added to the total leasable floor area of all buildings then built within the SHOPPING CENTER.  Basements, mezzanines and the floor area of elevated stories shall all be deemed leasable for purposes of the computations to be made pursuant to this Section 1.09, measured by LANDLORD’s architect in accordance with Section 1.09(b)(i) above; provided, however, that mezzanines and basements which are primarily used for storage, mechanical equipment, or incidental offices supporting primary retail uses shall not be deemed to be leasable area for purposes of the computations made pursuant to this Section 1.09.  If TENANT disagrees with such measurement, then TENANT at its expense may have an architect of its selection measure such additional areas and the two architects shall meet and resolve the dispute.

(iii)          Under no circumstance, regardless of the measurement of either the leasable floor area of the PREMISES or of the SHOPPING CENTER shall TENANT’s PRO RATA SHARE of any of the OPERATING EXPENSES exceed thirty-one percent (31%) of the aggregate of any item, or the total of all items, included within the OPERATING EXPENSES at any time.

(iv)          Under no circumstance, regardless of any computation of TENANT’s PRO RATA SHARE, the nature or extent of OPERATING EXPENSES, the period of the TERM at issue or for any other reason shall the OPERATING EXPENSES required to be paid by TENANT for any twelve month period of the TERM of this LEASE following the first 12 full months of the TERM of this LEASE exceed by more than five percent (5%) the amount of OPERATING EXPENSES required to be paid by TENANT for the preceding twelve (12) month period of this LEASE.

(v)           Nothing in this Section 1.09 shall limit or otherwise modify any restrictions set forth in this LEASE against LANDLORD’s modification of the SHOPPING CENTER including the COMMON AREAS.

(c)           TENANT’s PRO RATA SHARE with respect to REAL PROPERTY TAXES, as such term is defined below, shall be equal to the ratio that the area of the land contained in the PREMISES bears to the total land area contained in the tax parcel on which the PREMISES are located (the “TAX PARCEL”).

ARTICLE TWO

LEASE TERM

Section 2.01         Lease of Premises For Lease Term.  LANDLORD leases the PREMISES to TENANT and TENANT leases the PREMISES from LANDLORD for the LEASE TERM.  The LEASE TERM is for the period stated in Section 1.04 above and shall begin and end or the dates specified in Section 1.04 above, unless the beginning or end of the LEASE TERM is changed under any provision of this LEASE.

Section 2.02         Right to Extend Lease Term.  TENANT shall have the right to extend the LEASE TERM, on the terms and provisions set forth in this LEASE, for one (1) additional period of five (5) years (the “EXTENDED TERM”) following expiration of the INITIAL LEASE TERM by giving written notice of exercise to LANDLORD at least one hundred eighty (180) days prior to the expiration of the INITIAL LEASE TERM.  The BASE RENT during each such EXTENDED TERM shall be subject to increase as set forth in Section 3.03.

Section 2.03         Delivery of Premises.  The PREMISES previously have been delivered by LANDLORD and accepted by TENANT in the condition specified in Section 6.01.

Section 2.04         Holding Over.  If TENANT does not vacate the PREMISES upon the expiration or earlier termination of the LEASE and LANDLORD thereafter accepts rent from TENANT, TENANT’s occupancy of the PREMISES shall be a “month-to-month” tenancy, subject to all of the terms of this LEASE applicable to a month-to-month tenancy, except that the BASE RENT payable by TENANT during such month-to-month tenancy shall be equal to the BASE RENT in effect as of the expiration of the LEASE TERM.  Notwithstanding the foregoing, in the event that LANDLORD shall serve TENANT with a notice to vacate the PREMISES, then thirty (30) days after receipt of such notice from LANDLORD, if TENANT has not vacated the PREMISES, the BASE RENT shall be equal to 150% of the BASE RENT in effect immediately prior to such expiration of this LEASE.

ARTICLE THREE

BASE RENT

Section 3.01         Time and Manner of Payment.  Beginning on the EFFECTIVE DATE and the first day of each calendar month thereafter during the LEASE TERM, TENANT shall pay LANDLORD the BASE RENT, in advance.  The BASE RENT shall be payable to LANDLORD at LANDLORD’s address or to such other party and/or address as LANDLORD may designate by written notice to TENANT at least ten (10) days prior to the effective date of such notice.  BASE RENT for any partial month shall be prorated based on the actual number of days in the calendar month involved.  The PREPAID RENT shall be applied as TENANT elects to TENANT’s BASE RENT and ADDITIONAL RENT obligations hereunder.

Section 3.02         [RESERVED]

Section 3.03         Base Rent Adjustment.

(a)           The BASE RENT (subject to adjustment as set forth in Section 1.08(a) above) payable during the EXTENDED TERM, subject to the provisions of part (b) of this Section 3.03, shall be increased from the BASE RENT payable immediately prior to the first month of the EXTENDED TERM to the then fair market rental rate determined in connection with part (b) of this Section 3.03.

(b)           Determination of Fair Market Rental Rate.  In connection with the determination of the BASE RENT for the EXTENDED TERM under this LEASE, the parties shall have thirty (30) days after LANDLORD receives the notice of exercise of TENANT’s option to extend the lease term in which to agree on a fair market rental rate for the PREMISES for the EXTENDED TERM.  If the parties agree on the fair market rental rate for the EXTENDED TERM during that period, they shall immediately execute an amendment to this LEASE, stating the agreed BASE RENT for the EXTENDED TERM based on such agreed fair market rental rate.

If the parties are unable to reach an agreement on the BASE RENT for the EXTENDED TERM during such thirty (30) day period, then each party shall make, and submit to the other, a separate written statement of its proposed fair market BASE RENT for the EXTENDED TERM within ten (10) days of the expiration of such thirty (30) day period, and the determination of such BASE RENT for the EXTENDED TERM shall be submitted to arbitration as hereinafter provided:

Within such ten (10) day period, LANDLORD and TENANT shall agree on a single arbitrator (and LANDLORD or TENANT may consult with such arbitrator prior to his or her appointment) who shall, by profession, be a real estate broker or appraiser who is a member of the American Institute of Appraisers, or any successor organization and who shall have been active over the ten (10) year period ending on the date of such appointment on a full-time basis in the leasing (or appraisal, as the case may be) of commercial properties in the area in which the PREMISES are located.

The arbitrator’s determination of the fair market rental value shall be final and conclusive and shall be limited solely to the issue of whether LANDLORD’s or TENANT’s submitted BASE RENT for the EXTENDED TERM, as applicable, is the closest to such arbitrator’s determination of fair market rental value, and such party’s BASE RENT for the EXTENDED TERM shall be the BASE RENT for the EXTENDED TERM.  The arbitrator shall reach such a decision and notify LANDLORD and TENANT of such determination within thirty (30) days of his or her appointment.

If LANDLORD and TENANT are unable to reach an agreement upon and appoint a single arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court of Los Angeles County, or, if he or she refuses to act, by any State or Federal judge sitting in the County of Los Angeles.

Section 3.04         Termination; Advance Payments.  Upon termination of this LEASE under Article Seven (Damage or Destruction), Article Eight (Condemnation) or any other termination not resulting from TENANT’s default, and after TENANT has vacated the PREMISES in accordance with Section 6.06 below, LANDLORD shall immediately refund or credit to TENANT (or TENANT’s successor) any advance payments made by TENANT to LANDLORD, any amounts paid for OPERATING EXPENSES or otherwise which apply to any time periods after the effective date of the termination of the LEASE and, if LANDLORD fails to use good faith efforts to deliver the PREMISES to TENANT, any and all amounts which may be due from LANDLORD pursuant to Section 2.03 above.

ARTICLE FOUR

OTHER CHARGES PAYABLE BY TENANT

Section 4.01         Additional Rent.  All charges payable by TENANT other than BASE RENT are called “ADDITIONAL RENT.”  Unless this LEASE provides otherwise, TENANT shall pay all ADDITIONAL RENT then due with the next monthly installment of BASE RENT.  The term “rent” shall mean BASE RENT and ADDITIONAL RENT.

Section 4.02         Property Taxes.

(a)           Real Property Taxes.  Subject to Section 4.07 below, TENANT shall reimburse LANDLORD for TENANT’s PRO RATA SHARE, as defined in and subject to the provisions of subsection 1.09(c), of all “REAL PROPERTY TAXES” assessed on the TAX PARCEL during the LEASE TERM.  For purposes of determining the same, in addition to the provisions of Section 1.09, the provisions of this Section shall govern the computation of TENANT’s PRO RATA SHARE of REAL PROPERTY TAXES.

(b)           Definition of “Real Property Tax.”  “REAL PROPERTY TAXES” shall mean all ad valorem real property taxes and assessments due and applicable during the LEASE TERM which are assessed by any lawful authority against the real property constituting that portion of the SHOPPING CENTER which is the tax assessment parcel that includes the PREMISES, less any rebates, credits or abatements which are granted or agreed upon by such lawful authority.  The term “REAL PROPERTY TAXES” shall not, however, include the following:  (i) [RESERVED]; (ii) income, profits, including gross profits, franchise, gift, estate, inheritance, succession, conveyance, transfer, sales, transaction, excise, capital or other tax assessments upon LANDLORD or the rent payable under this LEASE; (iii) any interest, fine or penalty for late payment or nonpayment by LANDLORD of REAL PROPERTY TAXES; (iv) any assessment for highway, street or traffic control improvements, sanitary or storm sewers, utilities or for other off-site improvements of any nature made in connection with the development of the SHOPPING CENTER; (v) any property tax applicable to a so called “out parcel” or any other land or improvements not within the boundaries of the SHOPPING CENTER; (vi) any taxes assessed on the personal property of any tenant or other occupant of the SHOPPING CENTER.

(c)           Personal Property Taxes.

(i)            TENANT shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property belonging to TENANT.

(ii)           If any of TENANT’s personal property is included with the REAL PROPERTY TAXES, TENANT shall pay LANDLORD the taxes for the personal property taxes within fifteen (15) days after TENANT receives a copy of the applicable tax bill and a written statement from LANDLORD for such personal property taxes; subject to such personal property taxes against TENANT’s property interests being able to be separately identified on such invoice.

(d)           TENANT, at its sole cost and expense, shall have the right to contest, or to cause LANDLORD to contest, the REAL PROPERTY TAXES pertaining to the PREMISES (and if the PREMISES are included in a tax assessment parcel which includes portions of the SHOPPING CENTER in addition to the PREMISES, then such contest shall be as to the entire tax assessment parcel which includes the PREMISES) and any personal property taxes assessed against TENANT’s personal property interests.  If LANDLORD shall contest any such taxes, TENANT shall be entitled to its pro rata share of any refund obtained hereunder for any period of time during which TENANT was responsible for payment of REAL PROPERTY TAXES under this Section 4.02, and the entirety of any personal property tax refunds (net of a corresponding pro-rata share of any reasonable out of pocket costs incurred by LANDLORD to collect said refund.

Section 4.03         Utilities.  TENANT shall pay, directly to the appropriate supplier, the cost of all natural gas, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the PREMISES.  LANDLORD represents to TENANT that neither the PREMISES nor any other premises are jointly metered with any other premises nor with any portion of the COMMON AREAS.

Section 4.04         Insurance Policies.

(a)           Tenant’s Insurance.

During the LEASE TERM, TENANT shall maintain a policy of commercial general liability insurance (sometimes known as broad form comprehensive general liability insurance) insuring TENANT against liability for bodily injury, property damage (including loss of use of property) and personal injury, arising out of the operation, use or occupancy of the PREMISES.  TENANT shall name LANDLORD as an additional insured under such policy.  The amount of such insurance shall be not less than One Million Dollars ($1,000,000.00) per occurrence.  The liability insurance obtained by TENANT under this Section 4.04(a) shall:

(i)            be primary and non-contributing;

(ii)           contain cross-liability endorsements; and

(iii)          contain such coverage for contractual breach as may be provided by such standard form of policy.

(b)           Landlord’s Property Insurance.  During the LEASE TERM, LANDLORD shall maintain fire and extended coverage policies covering the PREMISES and all other buildings and improvements within the SHOPPING CENTER. The limits for such insurance shall be for the full replacement value of the property so insured.  Such policies shall provide protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk), sprinkler leakage and any other perils which LANDLORD and/or the owner of the SHOPPING CENTER deems reasonably necessary and may include business interruption coverage covering a maximum of twelve (12) months from the date of such damage or destruction.  Such insurance shall be carried with an insurance company with a Best rating of B+ or better and LANDLORD shall, upon TENANT’s request, provide TENANT with a certificate of insurance evidencing such coverage.  LANDLORD shall not obtain insurance for TENANT’s fixtures or equipment or building improvements installed by TENANT on the PREMISES.  TENANT shall not do or permit anything to be done which invalidates any such insurance policies.  LANDLORD may maintain earthquake insurance at LANDLORD’s sole cost and expense and TENANT shall not be required to pay its pro rata share thereof.

(c)           Landlord’s Liability Insurance.  During the LEASE TERM, LANDLORD shall maintain and/or cause the owner of the SHOPPING CENTER to maintain, in full force and effect, general public liability insurance, insuring against liability for injury or death to persons and loss of or damage to property occurring in, on or about the PREMISES and SHOPPING CENTER, in an amount equal to not less than $3,000,000.00 per occurrence.  Such insurance shall also provide contractual coverage of LANDLORD’s liability to TENANT under the indemnification provisions of this LEASE and shall name TENANT as an additional insured.  Such insurance shall be with an insurance carrier having a Best rating of B+ or better.  LANDLORD shall, upon TENANT’s request, provide TENANT with a certificate of insurance evidencing such coverage.

(d)           Payment of Premiums.  LANDLORD shall pay all premiums for the insurance policies described in Sections 4.04(b) and 4.04(c) above.  TENANT shall, in accordance with Sections 4.06, as limited by Section 4.07, reimburse LANDLORD for (i) its pro rata share of the insurance premiums for policies which LANDLORD is obligated to maintain or cause to be maintained under Section 4.04(b) above, and (ii) its pro rata share of that portion of the insurance premiums for policies which LANDLORD is required to maintain or cause to be maintained pursuant to Section 4.04(c) above which is allocable to the COMMON AREAS.  Upon LANDLORD’s request, TENANT shall deliver to LANDLORD a copy of any policy of insurance (or certificate of insurance, at TENANT’s option) which TENANT is required to maintain under this Section 4.04.  At least thirty (30) days prior to the expiration of any such policy, TENANT shall deliver to LANDLORD a certificate of insurance, executed by an authorized officer of the insurance company, showing that the insurance which TENANT is required to maintain under this Section 4.04 is in full force and effect and containing such other information which LANDLORD reasonably requires.

(e)           General Insurance Provisions.

(i)            Any insurance which TENANT is required to maintain under this LEASE, shall include a provision stating that TENANT’s insurance carrier shall endeavor to give LANDLORD not less than thirty (30) days’ written notice prior to any cancellation or modification of such coverage.

(ii)           If TENANT fails to deliver any policy of insurance (or certificate or renewal) to LANDLORD required under this LEASE within thirty (30) days following written request from LANDLORD for such evidence of insurance, or within ten (10) days prior to expiration of the then current insurance coverage, then LANDLORD may obtain such insurance, in which case LANDLORD shall immediately notify TENANT and TENANT shall reimburse LANDLORD for the cost of such insurance within fifteen (15) days after receipt of a statement that indicates the cost of such insurance.

(iii)          TENANT shall maintain all insurance required under this LEASE with companies holding a “General Policy Rating” of B+ or better, as set forth in the most current issue of “Best Key Rating Guide”.  LANDLORD and TENANT acknowledge the insurance markets are rapidly changing and that insurance in the form and amounts described in this Section 4.04 may not be available in the future.  If at any time during the LEASE TERM, TENANT is unable to maintain the insurance required under the LEASE, TENANT shall nevertheless maintain insurance coverage which is customary and commercially reasonable in the insurance industry for TENANT’s type of business, as that coverage may change from time to time.

(iv)          Unless prohibited under any applicable insurance policies maintained, LANDLORD and TENANT each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents or representatives of the other, for loss of or damage to its property or the property of others under its control, if such loss or damage is covered by any insurance policy in force (whether or not described in this LEASE) at the time of such loss or damage.  Upon obtaining the required policies of insurance,

LANDLORD and TENANT shall give notice to the insurance carriers of this mutual waiver of subrogation, and if at any time LANDLORD is not the sole owner of the SHOPPING CENTER, then LANDLORD shall cause the owner of the SHOPPING CENTER to do the same.

Section 4.05         Common Areas; Use, Maintenance and Costs.

(a)           Common Areas.  As used in this LEASE, COMMON AREAS shall mean all areas within the SHOPPING CENTER (whether owned by LANDLORD or any other owner affiliated with LANDLORD of any portion of the SHOPPING CENTER) which are not leased or held for the exclusive use of TENANT or other tenants, including, but not limited to, all parking areas, driveways, sidewalks, loading areas (except any loading area for the exclusive use of TENANT or any other tenants in the SHOPPING CENTER), access roads, storm drains, curbs, parking area lighting, directional signs, landscaping and planted areas as depicted on Exhibit “B” or existing, or to be in existence, in or about the SHOPPING CENTER during the TERM hereof.  The SHOPPING CENTER shall be operated as a single, contiguous shopping center (i.e., no fences, landscaping or other barriers which separate any portion of the SHOPPING CENTER from the remaining portion thereof) and LANDLORD shall not change, or permit others to temporarily or permanently change, the size, location, nature and use of any of the COMMON AREAS, including the quantity, location, sizing or proximity to the PREMISES of vehicle parking spaces, or convert COMMON AREAS into leasable areas, or increase or decrease COMMON AREA land.  If any portion of the SHOPPING CENTER is sold or otherwise conveyed to any person, or if additional areas are added to the SHOPPING CENTER, LANDLORD shall cause such portion(s) so sold, and such portions of such areas so added as are not leased or otherwise occupied exclusively by a tenant or other occupant, to continue to be subjected, or to be subjected, to the COMMON AREA uses required by this LEASE.  To the extent the COMMON AREAS ever include areas not owned by LANDLORD, LANDLORD shall not consent to any change in any of such areas, or any use thereof, which would violate the terms of this LEASE, including (without limitation) the provisions of this Section, but rather LANDLORD shall use its best efforts to enforce all legal rights which LANDLORD may have to avoid any such violation.  Notwithstanding the foregoing, LANDLORD may make such modifications to the COMMON AREA of the SHOPPING CENTER as may be required to comply with applicable laws and ordinances, but in doing so LANDLORD shall use all reasonable efforts to avoid any adverse effect on the visibility of, access to, or use of the PREMISES by TENANT and its invitees.

LANDLORD represents and warrants to TENANT that there are no agreements or other arrangements made with neighboring property owners, other tenants of the SHOPPING CENTER, or other parties, that affect the PREMISES, the COMMON AREAS or the SHOPPING CENTER, or portions thereof or conflict with TENANT’s rights or LANDLORD’s obligations hereunder, including but not limited to:  the use of vehicle parking spaces, the maintenance of asphalt, concrete, landscaping or other areas without structures, future development, utility services, security, vehicular or pedestrian access or egress, signage, drainage, advertising or TENANT’s use of the PREMISES, the COMMON AREAS or the SHOPPING CENTER.  LANDLORD shall operate the SHOPPING CENTER as an integrated retail center and shall adopt and enforce reasonable, non-discriminatory rules governing the use of the COMMON AREA of the SHOPPING CENTER, including the parking areas.

(b)           Use of Common Areas.  TENANT shall have the nonexclusive right (in common with other tenants) to use the COMMON AREAS for the purposes intended at no additional cost to TENANT, subject to such reasonable, and non-discriminatory rules and regulations as LANDLORD may establish from time to time which do not conflict with the LEASE.  TENANT shall abide by such rules and regulations.  LANDLORD may temporarily close any of the COMMON AREAS only as necessary to perform any acts in the COMMON AREAS as are necessary to meet LANDLORD’s obligations hereunder; provided that (1) LANDLORD gives TENANT a minimum of ten (10) days written notice thereof (except in the case of an emergency), (2) LANDLORD takes all reasonable actions to avoid so doing during any of TENANT’s peak business periods (October 1 - December 24, Fridays, Saturdays, Sundays, and the one week periods preceding and including Independence Day, Valentine’s Day, Easter, and any Federal holiday), and (3) LANDLORD takes all reasonable actions to minimize any detrimental affects to TENANT’s business operations at the PREMISES as a result of such closure.  LANDLORD shall not permit any carnivals, fireworks stands, Christmas Tree sales, pumpkin patch sales, telephones, kiddy rides, vending machines, recycling centers or machines or any such or similar activities in the COMMON AREA at any time.

(c)           Vehicle Parking.  TENANT and its invitees and customers shall be entitled to the nonexclusive use of all vehicle parking spaces in the SHOPPING CENTER for non-reserved parking without the payment of any ADDITIONAL RENT by TENANT or charge to TENANT or its invitees or customers.  All such vehicle parking spaces shall be available only for customers of tenants of the SHOPPING CENTER, the tenants of the SHOPPING CENTER and their employees.  LANDLORD (at LANDLORD’s sole expense, and not as a part of LANDLORD’s COMMON AREA COSTS) shall institute and enforce rules (such as time limits, no employee parking, etc.) regulating the use of the parking spaces located within the SHOPPING CENTER to help insure that there is adequate parking available for TENANT’s customers at all times.  If TENANT notifies LANDLORD that there is a recurring problem of a shortage of parking spaces for TENANT’s customers, then LANDLORD agrees to use all reasonable efforts to alleviate such parking problem, but LANDLORD shall not be required to create structured parking or make other capital improvements in connection therewith so long as the SHOPPING CENTER complies with all applicable laws and ordinances governing parking.  During the LEASE TERM, neither LANDLORD nor any other owner of any portion of the SHOPPING CENTER shall charge a fee for, or require validation for, parking within the SHOPPING CENTER.  Provided that LANDLORD shall designate parking behind the premises of the other tenants for parking by said tenants’ employees, then LANDLORD may designate parking spaces behind the PREMISES for use by TENANT’s employees, subject to TENANT’s reasonable approval of the location and number thereof.

(d)           Maintenance of Common Areas.  LANDLORD shall maintain and operate, or cause to be maintained and operated, the COMMON AREAS in good order, condition and repair, comparable with high quality shopping centers in the county in which the PREMISES is located.  TENANT shall pay TENANT’s PRO RATA SHARE (as set forth in Section 4.06 and limited as set forth in Sections 1.09(b) and 4.07) of the reasonable “out of pocket” costs incurred by LANDLORD as necessary for the maintenance, operation and repair of the COMMON AREAS (“COMMON AREA COSTS”).  COMMON AREA COSTS include, but are not limited to, the following:  utilities for the COMMON AREAS; repairing, resurfacing, repaving, signs (lamps, ballasts, sign faces and cabinet) maintaining, painting, lighting (which shall be provided from at least, one hour before sunset and one hour after TENANT closes for business), cleaning parking areas; providing security for the COMMON AREAS, all as LANDLORD may reasonably deem necessary for the maintenance, operation, and repair of the COMMON AREAS.  In no event shall TENANT hereby have any responsibility for the payment of any marketing, advertising, or promotional expenses.  If any portion of the COMMON AREAS for which TENANT is obligated to bear a portion of the repair expense cannot be repaired in an economical manner, the cost of any replacement shall be amortized over its useful life, and TENANT shall be liable only for its pro rata share of that portion of the amortized cost which is applicable to the remaining LEASE TERM.

Notwithstanding anything to the contrary contained herein, COMMON AREA COSTS shall not include the following:

(i)            Supervision or management salaries or similar fees;

(ii)           Security costs or other similar fees, unless TENANT expressly agrees thereto in writing;

(iii)          depreciation of real property or improvements which form part of COMMON AREAS;

(iv)          Repairs, replacement or improvements made prior to the date hereof;

(v)           Repairs arising from defects in the initial construction of the SHOPPING CENTER;

(vi)          Repairs necessitated by the negligence of LANDLORD or any other owner of any portion of the SHOPPING CENTER and which are required to cure violations of laws in effect on the date hereof;

(vii)         Payments of principal of interest or amortization of indebtedness or any cost of financing or refinancing of any buildings, other improvements or the real property constituting the SHOPPING CENTER or the depreciation of any of the same;

(viii)        Compensation paid to officers or executives of LANDLORD or any other owner of any portion of the SHOPPING CENTER;

(ix)           Costs incurred by LANDLORD or any other owner of any portion of the SHOPPING CENTER in connection with the leasing or sale of space in the SHOPPING CENTER, including, without limitation, brokerage costs, commissions and advertising and promotional expenses;

(x)            Legal fees, other than those in the filing, institution or prosecution of any application or proceeding filed or instituted by LANDLORD in order to reduce REAL

PROPERTY TAXES with respect to a tax assessment parcel which includes the PREMISES or the COMMON AREAS;

(xi)           The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent that either (1) LANDLORD is compensated therefor through proceeds of insurance or condemnation awards; or (2) LANDLORD failed to obtain insurance against fire or casualty as required under the terms of this LEASE;

(xii)          The cost of initial construction or completion of the COMMON AREAS or any part of the SHOPPING CENTER;

(xiii)         Any portion of amounts paid to any firm or entity affiliated with LANDLORD or any other owner of any portion of the SHOPPING CENTER for services or materials, to the extent such amount exceeds the then existing market rates for the same services or materials in the same geographic location;

(xiv)        Expenditures made by LANDLORD or any other owner of any portion of the SHOPPING CENTER which are in the nature of capital improvements;

(xv)         Costs arising from any cleanup, repair or remediation of “HAZARDOUS MATERIALS,” as defined in Section 12.20 below, to the extent that such action is attributable to the presence, use, generation, storage, release or disposal of HAZARDOUS MATERIALS on, under or in the SHOPPING CENTER or otherwise (unless caused by the acts TENANT or TENANT’s agents or employees in which event the provisions of Section 5.04 below shall apply);

(xvi)        Legal expenses incurred by LANDLORD or any other owner of any portion of the SHOPPING CENTER in enforcing and/or negotiating the terms of any lease for space in the SHOPPING CENTER;

(xvii)       The cost of any work or service performed for, or facilities furnished to, the particular benefit of any other tenant or occupant of the SHOPPING CENTER;

(xviii)      The amount of any judgement applicable to the operation, ownership or maintenance of the SHOPPING CENTER and all costs associated with the defense of such action;

(xix)         The amount of any rent paid by LANDLORD or any other owner of any portion of the SHOPPING CENTER to a ground lessor;

(xx)          Any license, permit and inspection fees, consulting, legal and accounting fees or similar fees and other costs incurred by LANDLORD or any other owner of any portion of the SHOPPING CENTER in connection with the ownership, operations and leasing of the SHOPPING CENTER;

(xxi)         Any costs for accountants or other financial consultants of LANDLORD with respect to the SHOPPING CENTER.

(e)           Loading.  TENANT shall be permitted, at all times, the exclusive use of those areas labeled and depicted as “TENANT’s LOADING AREAS” on Exhibit “B” and other areas abutting the PREMISES, as necessary, for making deliveries of merchandise, storing shopping carts, operating vending machines, installing courier boxes, installing bike racks, and otherwise as necessary or desirable for the smooth and ordinary operation of its business.  Subject to the provisions of Section 6.05, as they apply to alterations, additions, and improvements of the PREMISES, TENANT may change TENANT’s LOADING AREAS to facilitate TENANT’s receipt of merchandise and/ or the storage/use of shopping carts, provided that TENANT obtains LANDLORD’s prior written consent, which shall not be unreasonably withheld.

Section 4.06         Operating Expenses Tenant’s Share and Payment.  For the purposes of Sections 4.06 and 4.07, the term “OPERATING EXPENSES” shall mean TENANT’s responsibility for all:  REAL PROPERTY TAXES (as defined and calculated in accordance with Section 4.02 above), insurance premiums (as set forth in Sections 4.04(b) and 4.04(c)), and COMMON AREA COSTS (as set forth in Section 4.05(d)).  TENANT shall be responsible for the payment of its pro-rata share of all OPERATING EXPENSES only during the LEASE TERM, and subject to the provisions of Section 1.09.

LANDLORD shall take all reasonable actions to minimize (to the extent reasonably possible) the OPERATING EXPENSES (and each component thereof).  The foregoing sentence shall not in any way affect any of LANDLORD’s obligations, including maintenance of the COMMON AREAS as otherwise provided in the LEASE.  In furtherance of the foregoing, LANDLORD’s reasonable actions may include at LANDLORD’s option, soliciting multiple competitive bids and communicating with TENANT so that TENANT shall have the opportunity to assist LANDLORD in minimizing the COMMON AREA COSTS as set forth above.

At least 30 days prior to the RENT COMMENCEMENT DATE and at least 30 days prior to the start of each calendar year, and on other occasions if LANDLORD so elects, during the LEASE TERM, LANDLORD shall provide a written notice to TENANT setting forth in reasonable detail LANDLORD’s best estimate of all OPERATING EXPENSES for the ensuing calendar year (which may be based on the ACTUAL OPERATING EXPENSES fox the then current calendar year) and TENANT’s share thereof, and such supporting documentation as TENANT may reasonably request (“ESTIMATED OPERATING EXPENSES”).  TENANT shall thereafter pay on a monthly basis (subject to the limitations in Sections 1.09 and 4.07) TENANT’s PRO RATA SHARE of the ESTIMATED OPERATING EXPENSES (prorated for any fractional periods) with each subsequent monthly installment of BASE RENT.

Within ninety (90) days after the end of each calendar year during the LEASE TERM and within ninety (90) days of the expiration of the LEASE TERM, LANDLORD shall provide a written notice to TENANT setting forth in reasonable detail LANDLORD’s calculation of all OPERATING EXPENSES for the prior calendar year and TENANT’s share thereof, and such supporting documentation as TENANT may reasonably request (“ACTUAL OPERATING EXPENSE NOTICE”).  LANDLORD shall indicate the total amount of ESTIMATED OPERATING EXPENSES paid by TENANT for such period on such ACTUAL OPERATING EXPENSE NOTICE, and TENANT shall pay (in a lump sum) any shortfall (if the ESTIMATED

OPERATING EXPENSES paid by TENANT were less than TENANT’s PRO RATA SHARE of the ACTUAL OPERATING EXPENSES for such period) as set forth in any such ACTUAL OPERATING EXPENSE NOTICE to LANDLORD within fifteen (15) days after receipt thereof, except that TENANT may object to any costs included therein which TENANT, in good faith and in reasonable detail, objects by written notice to LANDLORD within said 15-day period.  TENANT’s failure to so object within such fifteen (15) day period shall not preclude TENANT from any subsequent objection to any items included in any such notice from LANDLORD or, as to any future such notice, any costs of a nature contained in such notice; provided, however, that the provisions of Section 4.07 below shall at all times govern and restrict all audits and reviews of all such OPERATING EXPENSES.  If the ESTIMATED OPERATING EXPENSES paid by TENANT are less than TENANT’s PRO RATA SHARE of the ACTUAL OPERATING EXPENSES for such period as set forth herein and in such ACTUAL OPERATING EXPENSE NOTICE, then TENANT shall, within thirty (30) days following receipt of such ACTUAL OPERATING EXPENSE NOTICE, subject to 4.08 below, pay the difference between TENANT’s PRO RATA SHARE of the ACTUAL OPERATING EXPENSES, as set forth in such notice and the amount of ESTIMATED OPERATING EXPENSES paid by TENANT for such calendar year.  If the ESTIMATED OPERATING EXPENSES paid by TENANT exceed TENANT’s PRO RATA SHARE of the ACTUAL OPERATING EXPENSES for such period as set forth herein and in such ACTUAL OPERATING EXFENSE NOTICE, then such overpayment shall be credited to any of TENANT’s subsequent payment obligations to LANDLORD under this LEASE, if any, and if any credit remains unapplied as of the expiration or earlier termination of the LEASE TERM, then such amounts shall be paid in a lump sum to TENANT by LANDLORD within ten (10) days after the determination of such amounts.  To the extent that TENANT’s PRO RATA SHARE of OPERATING EXPENSES ever includes COMMON AREA COSTS attributable to portions of the SHOPPING CENTER not owned by LANDLORD, LANDLORD’s obligations under this Section shall include the same information pertaining to such other areas of the SHOPPING CENTER.

Section 4.07         Audit.  LANDLORD shall maintain commercially reasonable and detailed records concerning all components of OPERATING EXPENSES for at least twenty four (24) months following the completion of each calendar year.  TENANT shall have the right to audit such records.  If any such audit reveals an overpayment of OPERATING EXPENSES by TENANT, LANDLORD shall promptly refund said overpayment to TENANT, subject to LANDLORD’s right to dispute such result as described in this Section.  In addition, if any such audit reveals errors in LANDLORD’s favor exceeding three percent (3%) then LANDLORD shall also reimburse TENANT for the cost of the audit.  To the extent that TENANT’s PRO RATA SHARE of OPERATING EXPENSES includes COMMON AREA COSTS attributable to portions of the SHOPPING CENTER not owned by LANDLORD, LANDLORD’s obligations under this Section shall include the same information pertaining to such other areas of the SHOPPING CENTER.  TENANT shall use reasonable efforts to maintain any information gained from its review and/or audit of LANDLORD’s books and records confidential and shall not knowingly disclose such information to any other person except as may be required by law or regulation.  Any dispute arising out of such audit or review, including without limitation, whether the results of such audit or review are accurate, shall be resolved in accordance with the provisions of Section 12.16 of this LEASE and nothing in this Section shall be deemed to supersede the right of either party to dispute the result of any such audit or review.

ARTICLE FIVE

USE OF PREMISES

Section 5.01         Permitted Uses.  TENANT may use the PREMISES only for the uses permitted in Section 1.05 above and for business offices in connection therewith and such other uses related or incidental thereto, consistent with all laws, federal, state or local, and with any applicable regulation of any government body and for any other legal use or purpose during the LEASE TERM, specifically excluding any restrictions of record with respect to the PREMISES as of the date hereof, if any, and any “exclusives” previously granted to other tenants at the SHOPPING CENTER, as set forth on Exhibit “C” hereto.  TENANT shall not use the PREMISES for any use that violates the provisions of Exhibit “C” so long as such “exclusives” are effective; provided, however, TENANT may continue to use the PREMISES in a manner consistent with TENANT’s actual use thereof as the tenant thereof prior to the EFFECTIVE DATE, subject only to (i) third party claims asserted by tenants of the SHOPPING CENTER or any third parties who are beneficiaries of such “exclusives” claiming infringement of exclusivity in the SHOPPING CENTER or (ii) claims asserted by Landlord at the request of a tenant of the SHOPPING CENTER or any third parties who are beneficiaries of such “exclusives”.  LANDLORD agrees to fully cooperate with TENANT in maintaining its beer and wine sales permit.  LANDLORD represents and warrants that, except as set forth on Exhibit “C” hereto, LANDLORD has not granted to, and has no knowledge of, restrictions of any kind applicable to the SHOPPING CENTER which in any way now or hereafter will limit TENANT’s ability to sell any specific product or assortment of products which are now or may hereafter be sold as of the date of this LEASE at any of TENANT’s other locations.  LANDLORD shall indemnify and defend TENANT against any and all claims asserted by third parties claiming infringement of exclusivity in the SHOPPING CENTER.  If at any time during the TERM of this LEASE LANDLORD grants any form of “exclusive” whatsoever to any person (which cannot be an “exclusive” which violates the terms of this Section or of this LEASE), or if at any time there is any other owner of any portion of the SHOPPING CENTER and if LANDLORD learns that such other owner of the SHOPPING CENTER has granted any “exclusives” other than those set forth on Exhibit “C”, then in any of such events LANDLORD shall promptly notify TENANT, supplying TENANT with the name of the person in whose favor such “exclusive” is granted and the specific details of such “exclusive”.  No “exclusives” other than those set forth on Exhibit “C” shall restrict or otherwise affect the right of use of the PREMISES as set forth in this LEASE.

Section 5.02         Manner of Use.  TENANT shall not cause or permit the PREMISES to be used in any way which constitutes a violation of any law, ordinance, or governmental regulation or order, or which constitutes a nuisance or waste.  TENANT shall obtain and pay for all permits required for TENANT’s occupancy of the PREMISES and, except as otherwise hereinafter provided, shall promptly take all actions necessary to comply with all applicable statutes, ordinances, rules, regulations, orders and requirements regulating the specific use by TENANT of the PREMISES as set forth in Section 1.05 above.  Notwithstanding any other provision of this LEASE, if at any time during the LEASE TERM the PREMISES is not in conformity with any present or future law or regulation relating to the use, occupation or reconstruction thereof (including, without limitation, the Americans with Disabilities Act, earthquake safety codes, fire sprinkler codes, and laws governing the presence of regulated or hazardous substances (such as asbestos) incorporated into the PREMISES (which were not placed there by TENANT) or is subject to any order of any governmental agency ordering any rebuilding, alteration or repair thereof, LANDLORD shall immediately at its own cost and expense, and without any right of reimbursement from TENANT (unless the work is required because of TENANT’s particular use of the PREMISES), effect such alterations and repairs to the PREMISES as may be necessary to comply with such laws, regulations, orders or requirements.  All such alterations and repairs, if made to the PREMISES, shall be made in accordance with the plans and specifications approved in writing by TENANT.

Section 5.03         Signs.  TENANT shall have the right to place such signs on the exterior of the PREMISES as TENANT may desire; provided that such signs comply with applicable laws.  TENANT shall have the right to use and to modify any sign area used by TENANT prior to the EFFECTIVE DATE if the PREMISES is currently occupied by TENANT or (if not currently occupied by TENANT) the most recent prior tenant of the PREMISES, whether such sign area(s) is(are) located on the PREMISES, within the COMMON AREAS, or elsewhere in the SHOPPING CENTER.  TENANT shall also have the right to modify existing monument signage or add additional monument signage in the COMMON AREA or elsewhere in the SHOPPING CENTER, subject only to (i) applicable governmental approvals, (ii) availability of any currently existing sign areas/panels not currently used by existing tenants of the SHOPPING CENTER or reserved for future tenants of vacant units in the SHOPPING CENTER, and (iii) any existing written obligations of LANDLORD to existing tenants of the SHOPPING CENTER.  LANDLORD agrees to disclose the relevant details of any such obligations to TENANT upon request.  LANDLORD shall use its reasonable best efforts to obtain any required approvals from the other tenants of the SHOPPING CENTER and applicable governmental agencies in connection with any signs desired to be installed by TENANT, provided that LANDLORD shall not be required to incur any cost or expense in connection with obtaining such approvals other than de minimis administrative expense.  For a period of time 60 days following the end of the LEASE TERM, TENANT shall be permitted to place two signs not to exceed 24 inches by 36 inches in size, in prominent places visible from the exterior of the PREMISES informing the public of TENANT’s relocation and other similar information.  LANDLORD shall cooperate with TENANT to obtain the best possible signage in TENANT’s judgment.  LANDLORD shall seek the cooperation of the City of Maywood and any entity affiliated therewith to obtain TENANT’s maximum desired signage.

Section 5.04         TENANT shall have the right to place such signs on the exterior of the PREMISES as TENANT may desire; provided that such signs comply with applicable laws.  TENANT shall have the right to use and to modify any sign area used by any prior tenant of the PREMISES, whether such sign area is located on the PREMISES, within the COMMON AREAS, or elsewhere in the SHOPPING CENTER.  TENANT shall also have the right to modify existing monument signage or add additional monument signage in the COMMON AREA or elsewhere in the SHOPPING CENTER, subject only to applicable governmental approvals and any existing written obligations of LANDLORD to existing tenants of the

SHPPING CENTER.  LANDLORD represents to TENANT that LANDLORD has disclosed to TENANT in writing the relevant details of all such obligations.  LANDLORD shall use its best efforts to obtain any required approvals from the other tenants of the SHOPPING CENTER and applicable governmental agencies in connection with any signs desired to be installed by TENANT.  For a period of time 60 days following the end of the LEASE TERM, TENANT shall be permitted to place two signs not to exceed 24 inches by 36 inches in size, in prominent places visible from the exterior of the PREMISES informing the public of TENANT’s relocation and other similar information.  LANDLORD shall cooperate with TENANT to obtain the best possible signage in TENANT’s judgment.  LANDLORD shall seek the cooperation of the City of Maywood and any entity affiliated therewith to obtain TENANT’s maximum desired signage.

Section 5.05         Indemnity.

(a)           Except for losses, damages and claims arising out of the negligence or willful misconduct of LANDLORD or LANDLORD’s agents, contractors and employees, TENANT shall indemnify defend and hold LANDLORD harmless from and against any and all costs, claims, demands or liability arising from:

(i)            TENANT’s use of the PREMISES;

(ii)           the conduct of TENANT’s business or anything else done by TENANT or permitted by TENANT to be done in or about the PREMISES; or

(iii)          any misrepresentation or breach of warrant by TENANT under this LEASE.

(b)           Except for losses, damages and claims to the extent arising out of the acts or omissions of TENANT or TENANT’s agents, contractors and employees, LANDLORD shall, indemnify, defend and hold TENANT harmless from and against any and all costs, claims, demands or liability arising from:

(i)            LANDLORD’s ownership or operation of the PREMISES and the SHOPPING CENTER;

(ii)           the conduct of LANDLORD or anything else done by LANDLORD or permitted by LANDLORD to be done in or about the PREMISES or the SHOPPING CENTER;

(iii)          any misrepresentation or breach of warranty by LANDLORD under this LEASE; and

(iv)          subject to TENANT’s obligations pursuant to Section 12.20 below, actual or threatened violations of any laws governing or regulating “HAZARDOUS MATERIALS” as defined in Section 12.20 below, within, upon, under, or adjacent to the PREMISES or the SHOPPING CENTER or other damages, fines, penalties, acts, costs, claims, or liabilities incurred in connection therewith, including, without limitation, the cost of any investigation, remediation, restoration, cleanup and/or abatement.

As used in the above Subsections 5.04(i), (ii), (iii) and (iv), the term “LANDLORD” shall include any affiliate of LANDLORD that owns the SHOPPING CENTER, and all of  the employees, agents, contractors and invitees, as applicable of LANDLORD or such affiliate of LANDLORD.

Section 5.06         Landlord’s Access.  LANDLORD or its agents may enter the PREMISES at reasonable times to inspect the PREMISES; or for any other purpose LANDLORD deems reasonably necessary.  Except in the case of an emergency any such entry by LANDLORD shall be during TENANT’s regular business hours at the PREMISES and shall be with reasonable prior notice of LANDLORD’s intent to enter.

Section 5.07         Quiet Possession.  So long as TENANT is not in default under this LEASE, TENANT may occupy and enjoy the PREMISES and its use of the COMMON AREAS for the full LEASE TERM without interference or hindrance by LANDLORD or anyone claiming under or through LANDLORD.

Section 5.08         Exclusivity; Use Restrictions; Co-Tenancy.

(a)           Exclusivity.  TENANT shall have the exclusive right to operate a one-price general merchandise variety and discount retail store within the SHOPPING CENTER.  This restriction, however, shall not prevent LANDLORD from leasing space in the SHOPPING CENTER to a single price point use that:  (i) does not sell a broad array of merchandise (e.g. a one-price dry cleaner, one-price clothing store, one-price restaurant); and (ii) does not use or advertise the terms “99”, “98”, “dollar”, “cents” (whether spelled out or in symbols) or any variant on the same.

(b)           Use Restrictions.  No portion of the SHOPPING CENTER, including, without limitation, the PREMISES, may used for any of the following:

(i)            Any uses that are not consistent with first class shopping centers in the area of the PREMISES, which shall include, but not be limited to any uses which include:

(1)           nude (or partially nude) bars or nightclubs, or theaters of any kind

(2)           massage parlors

(3)           adult book stores,

(4)           escort services,

(5)           bail bonds or pawn shops,

(6)           the sale of used or second hand products of any kind (excluding the sale of high quality antiques, or the operation of a high quality antique store or high quality second hand product, operations, such as Play It Again

Sports, or the sale, on an incidental basis, of antiques or collectibles),

(7)           tattoo parlors,

(8)           adult video stores,

(9)           any use of a questionable moral character,

(10)         indoor swap meets, and

(11)         any movie theater, gymnasium, bowling alley, library, church, auditorium, museum, automobile repair, automobile sales, high volume buffet style restaurant exceeding 3,000 square feet in size (such as Home Town Buffet), banquet facility or bar, disco, nightclub, hotel, manufacturing, warehouse or other industrial use (except incidental to other permitted uses), or entertainment facility (such as Chuck E Cheese, Discovery Zone, Tutor Time, or Leaps and Bounds).

(ii)           Any use which requires a zoning variance or conditional use permit for a non-retail use, or due to insufficient parking within the SHOPPING CENTER.

(iii)          Any use which uses the terms “99,” “98,” “dollar,” or any similar terms (whether “spelled out” or in numerical form) in any manner as part of a trade name or logo or in any manner as a material portion of any signage or trade dress.

ARTICLE SIX

CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS

Section 6.01         Condition of PREMISES.  LANDLORD is deemed to have delivered the PREMISES to TENANT in a clean and good condition free of all tenancies and claims of rights of possession by any other person, in full compliance with all applicable local, county, and state and federal laws and regulations, and with all existing asbestos related materials removed (or, solely as to pipes and the roof area, encapsulated) in accordance with applicable laws.  In the event that TENANT is notified by a governmental agency that the PREMISES violate any covenants or restrictions of record, or any applicable building or other code, regulation or ordinance in effect, it shall be the obligation of LANDLORD, after written notice from TENANT, to rectify any such violation to the extent reasonably practicable and at LANDLORD’s sole cost and expense.  TENANT’s sole and exclusive remedy for LANDLORD’s failure to rectify any such violation shall be termination of the LEASE.

Section 6.02         Exemption of Landlord from Liability.  Except to the extent that same shall be the result of (i) the negligence or willful misconduct of LANDLORD or of LANDLORD’s agents, contractors or employees, or (ii) LANDLORD’s failure to perform its obligations under the terms of this LEASE, or (iii) any misrepresentations made by LANDLORD herein, LANDLORD shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares or property of TENANT, TENANT’s employees, invitees, clients, customers or any other person in or about the PREMISES, whether such damage or injury is caused by or results from:

(a)           theft, fire, steam, electricity, water, gas or rain,

(b)           the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause,

(c)           conditions arising in or about the PREMISES or upon other portions of SHOPPING CENTER, or from other sources or places or from new construction or repair of the PREMISES or the SHOPPING CENTER, or

(d)           any act or omission of any other tenant of the SHOPPING CENTER.

Section 6.03         Landlord’s Obligations.  Except as provided in Article Seven (Damage or Destruction) and Article Eight (Condemnation) and Section 6.04(b) below, and subject to the provisions of Section 6.04 regarding repairs during the initial construction warranty period, LANDLORD shall, at its sole cost and expense, keep the foundations, resurfacing or replacement of parking lot surface, structural portions of the building (including foundations, the slab, and compliance with earthquake code), replacement of the structural portions of the roof (and the roof membrane), the structural portions of the roof top signage, if any, the pylon signage, if any, all COMMON AREAS (including, without limitation, all parking areas), and the existing COMMON AREA signs and electrical service thereto, exterior walls, fire sprinkler system (if any) and utility connections to the building (water, sewer, electrical, phone, etc.) in good order, condition and repair.  LANDLORD shall make repairs under this Section 6.03 within a reasonable time after receipt of written notice from TENANT of the need for such repairs.  If LANDLORD fails to commence to meet any obligation hereunder, including without limitation Section 6.03 and Section 4.05, within a reasonable amount of time after TENANT’s notice thereof (not exceeding 15 days, except in the case of an emergency or dangerous condition, in which event no notice shall be required), then TENANT may, but shall not be obligated to do so and without waiving any other rights or remedies provided hereunder or by law, perform any portion of LANDLORD’s obligations and deduct all reasonable amounts expended in connection therewith from TENANT’s subsequent, financial obligations to LANDLORD.  All notices sent to LANDLORD prerequisite of TENANT’s exercise of its rights pursuant to the provisions of the foregoing sentence shall contain the words ‘Notice of Intention to Exercise Self-Help Rights’ in the “Re” line or otherwise prominently noted at the top of such notice.  Subject to satisfaction of the provisions of Section 11.01 with respect to TENANT’s receipt of recorded non-disturbance agreements from each lender, TENANT shall send copies of any notice referring to TENANT’s self-help rights to such lender(s) as TENANT has been notified in writing by LANDLORD from time to time, at such addresses as LANDLORD specifies in such notice(s).  TENANT will accept a cure by any such lender as a cure, to the extent of such cure, of LANDLORD’s obligations under this LEASE.  The self-help and offset rights set forth in this Section shall inure solely to the benefit of 99¢ Only Stores and only such of its assignees as may be owned by it, under the control of it, under the control of any entity which also controls it, or which own not less than ten (10) stores operated under the name ‘99¢ Only Stores’ or such other name as may be employed by TENANT in its retail operations prior to such assignment.  Notwithstanding anything to the contrary contained herein, TENANT shall have the right to install and maintain antennae and/or a satellite dish on the roof of the PREMISES, subject to applicable law.  TENANT shall promptly repair any damage to, the roof of the PREMISES which is caused by the installation and maintenance of said antennae and/or satellite dish.

Section 6.04         Tenant’s Obligations.

(a)           Except as provided in Section 5.02, Section 6.03, Article Seven (Damage or Destruction) and Article Eight (Condemnation), TENANT shall keep all portions of the PREMISES (excepting foundations, exterior walls, sidewalks, and other obligations of LANDLORD) in good order, condition and repair (including interior and exterior repainting and refinishing, as needed), subject to ordinary and reasonable wear and tear; provided, however, that TENANT’s obligations in respect of the parking lot surface and roof (and the roof membrane) shall be general maintenance obligations (and LANDLORD shall be responsible for any necessary replacements thereof).

(b)           TENANT shall fulfill all of TENANT’s obligations under this Section 6.04, except as otherwise provided, at TENANT’s expense.  If TENANT fails to maintain, repair or replace the PREMISES as required by this Section 6.04, LANDLORD may, upon fifteen (15) days’ prior notice to TENANT (except that no notice shall be required in the case of an emergency), enter the PREMISES and perform such maintenance or repair (including replacement, as needed) on behalf of TENANT; provided that TENANT has not begun such repairs prior to LANDLORD’s entry upon the PREMISES to perform such work.  If LANDLORD performs such work on behalf of TENANT, then TENANT shall reimburse LANDLORD for its reasonable out-of-pocket costs incurred in performing such maintenance or repair for which TENANT is responsible promptly upon demand.

(c)           TENANT agrees not to permit any mechanic’s, materialmen’s or other liens to be filed against all or any part of the SHOPPING CENTER or the PREMISES, nor against TENANT’S leasehold interest in the PREMISES, by reason of or in connection with any repairs, alterations, improvements or other work contracted for or undertaken by or at the direction of TENANT.  LANDLORD will have the right at all reasonable times to post on the PREMISES and record any notices of non-responsibility which it deems necessary for protection from such liens.  If any such liens are filed, TENANT shall, at its sole cost, cause such liens to be released of record or bonded so that they no longer affect title to the SHOPPING CENTER or the PREMISES, not later than ten (10) days after TENANT is notified in writing of the filing thereof.  If TENANT fails to cause any such liens to be so released or bonded within such ten (10) day period, and if TENANT has been so notified of the existence of such lien(s), LANDLORD may, without waiving its rights and remedies based on such breach, and without releasing TENANT from any of its obligations, cause such liens to be released by any means it shall deem proper, including payment in satisfaction of the claims giving rise to such liens.  TENANT agrees to pay to LANDLORD within thirty (30) days after receipt of invoice from LANDLORD, any sum paid by LANDLORD to remove such liens.

Section 6.05         Alterations, Additions, and Improvements.

(a)           TENANT shall have the right to make (i) non-structural alterations, additions, or improvements to the PREMISES and TENANT’s LOADING AREAS without LANDLORD’s prior written consent and (ii) any other alterations, additions, or improvements to the PREMISES and TENANT’s LOADING AREAS with LANDLORD’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.  TENANT, with the consent of LANDLORD, which shall not unreasonably be withheld or delayed, shall also be permitted to make such alterations to the COMMON AREAS abutting the PREMISES as may be required to comply with any statute, law or ordinance or to meet the requirements of any conditional use or other permit.  All alterations, additions, and improvements shall be done in a good and workmanlike manner, in conformity with all applicable laws and regulations, including (without limitation, as to items of work performed by or at the direction of TENANT, the requirements of the Americans with Disabilities Act (“ADA”).  Upon completion of any such work and within a reasonable time after LANDLORD provides TENANT with a notice so requesting, TENANT shall provide LANDLORD with copies of as built plans, copies of all constructions contracts, and proof of payment for all labor and materials, to the extent that the same are available to TENANT.

(b)           TENANT shall pay when due all claims for labor and material furnished to the PREMISES.  TENANT shall give LANDLORD at least twenty (20) days’ prior written notice of the commencement of any work on the PREMISES, regardless of whether LANDLORD’s consent to such work is required.  LANDLORD may elect to record and post notices of non-responsibility on the PREMISES.

Section 6.06         Condition upon Termination.  Upon the termination of the LEASE, TENANT shall surrender the PREMISES to LANDLORD, broom clean and in the same condition as received, ordinary wear and tear and damage by casualty excepted.  TENANT shall not be obligated to repair any damage which LANDLORD is required to repair under Article Seven or elsewhere under this LEASE.  All alterations, additions and improvements shall become LANDLORD’s property and shall be surrendered to LANDLORD upon the expiration or earlier termination of the LEASE, except that:  (i) TENANT may remove any of TENANT’s trade fixtures, machinery or equipment and signs; and (ii) TENANT shall remove all antennae and satellite dishes installed by TENANT on the roof of the PREMISES and all communications and computer wiring and cables installed by TENANT in the PREMISES.  TENANT shall repair, at TENANT’s expense, any damage to the PREMISES caused by the removal of any such trade fixtures, machinery or equipment, signs, and any antennae, satellite dishes, wiring and cabling.  In connection with any required repair to the roof of the PREMISES, TENANT shall obtain LANDLORD’s prior approval (which shall not unreasonably be withheld) to the roofing contractor selected by TENANT for such repair work.

ARTICLE SEVEN

DAMAGE OR DESTRUCTION

Section 7.01         Partial Damage to Premises.

(a)           TENANT shall notify LANDLORD in writing immediately upon the occurrence of any damage to the PREMISES.  If (i) the PREMISES is only partially damaged (i.e., less than twenty-five percent (25%) of the PREMISES is untenantable as a result of such damage or (ii) less than twenty-five percent (25%) of TENANT’s operations are materially impaired), and if such damage is covered by insurance required to be carried by LANDLORD hereunder or otherwise carried by LANDLORD, this LEASE shall remain in effect and LANDLORD shall repair the damage as soon as reasonably possible.  Notwithstanding the foregoing, in the event that (i) more than twenty-five percent (25%) of the PREMISES is untenantable as a result of such casualty, or (ii) more than twenty-five, percent (25%) of TENANT’s operations in the PREMISES are materially impaired as a result of such casualty, or (iii) in TENANT’s reasonable opinion, it would take more than one hundred eighty (180) days after the date of such casualty, to restore the PREMISES; TENANT shall have the right to terminate this LEASE, upon notice thereof to LANDLORD.

(b)           If the cause of the damage is not covered by the insurance policies which LANDLORD is obligated to maintain under Section 4.04(b) or otherwise carried by LANDLORD, LANDLORD shall elect either to:

(i)            repair the damage as soon as reasonably possible, in which case, subject to TENANT’s right of termination as set forth above, this LEASE shall remain in full force and effect, or

(ii)           terminate this LEASE as of the date the damage occurred.  LANDLORD shall notify TENANT within thirty (30) days after receipt of notice of the occurrence of the damage whether LANDLORD elects to repair the damage or terminate the LEASE.  LANDLORD’s failure to so notify TENANT within such period shall be deemed an election by LANDLORD to terminate this LEASE.  If LANDLORD elects to terminate this LEASE, TENANT may elect to continue this LEASE in full force and effect, in which case TENANT shall repair any damage to the PREMISES and any building in which the PREMISES is located.  TENANT shall pay the cost of such repairs, except that upon satisfactory completion of such repairs, LANDLORD shall deliver to TENANT any insurance proceeds received by LANDLORD for the damage repaired by TENANT.  TENANT shall give LANDLORD written notice of such election within ten (10) days after receiving LANDLORD’s termination notice, and in such event LANDLORD shall have no responsibility to repair or replace TENANT’s trade fixtures, inventory, or other personal property, all of which shall be TENANT’s responsibility to handle as TENANT determines in TENANT’s sole discretion.

(c)           If the damage to the PREMISES occurs during the last six (6) months of the LEASE TERM (including any previously exercised option granted pursuant to Section 2.02 above) and such damage will require more than thirty (30) days to repair, or (ii) if, in the reasonable opinion of either party hereto, less than twelve (12) months of the LEASE TERM (including any previously exercised option granted pursuant to Section 2.02 above) would remain following completion of the repair of the PREMISES, then either LANDLORD or TENANT may elect to terminate this LEASE as of the date the damage occurred, regardless of whether such damage is insured, and regardless of the extent of such damage.  The party electing to terminate this LEASE shall give written notification to the other party of such election within thirty (30) days after TENANT’s notice to LANDLORD of the occurrence of the damage.  Notwithstanding any such election by LANDLORD to terminate this LEASE pursuant to the terms of this subsection, if TENANT has one or more unexercised options to extend the LEASE TERM pursuant to Section 2.02 above remaining, then TENANT shall have thirty (30) days following the date of such damage and destruction to exercise any such option.  If TENANT so exercises any such option, then LANDLORD shall not be permitted to terminate this LEASE, and any notice from LANDLORD of its intention to terminate the LEASE prior to TENANT’s notice of its intention to exercise such option shall be null and void.

Section 7.02         Substantial or Total Destruction.   If the PREMISES are substantially or totally destroyed by any cause whatsoever, and regardless of whether LANDLORD receives any insurance proceeds, this LEASE shall terminate as of the date the destruction occurred.  Notwithstanding the preceding sentence, and subject to Section 7.02(a) and 7.01(c) above, if the PREMISES can be rebuilt within one hundred fifty (150) days after the date of destruction, LANDLORD may elect to rebuild the PREMISES at LANDLORD’s own expense, in which case this LEASE shall remain in full force and effect.  LANDLORD shall notify TENANT of such election within thirty (30) days after TENANT’s notice of the occurrence of total or substantial destruction.  If LANDLORD so elects, LANDLORD shall rebuild the PREMISES at LANDLORD’s sole expense.

Section 7.03         Temporary Reduction of Rent.  If the PREMISES or the COMMON AREAS are damaged or destroyed, any BASE RENT and ADDITIONAL RENT payable during the period of such damage, repair and/or restoration (including a reasonable time for TENANT to reopen the PREMISES) shall be reduced in proportion to the amount of square footage damaged, destroyed or otherwise rendered unusable for TENANT’s use.  In the event that, in TENANT’s reasonable business judgement, it is impossible or impractical to operate its business in the PREMISES in the ordinary course in that portion of the PREMISES not so damaged or destroyed, then all BASE RENT and ADDITIONAL RENT shall abate until the PREMISES and the COMMON AREAS have been repaired and restored.

Section 7.04         Common Areas.  If the COMMON AREAS are damaged or destroyed by any casualty or other cause the provisions of Sections 7.01 and 7.02 shall apply to the same extent and manner as if the PREMISES had been so damaged or destroyed.  Section 7.03 shall apply pending the completion of repair of all COMMON AREAS in the SHOPPING CENTER.

ARTICLE EIGHT

CONDEMNATION

Section 8.01         Eminent Domain.  If all or any portion of the PREMISES are taken under the power of eminent domain (all of which are called “CONDEMNATION”), this LEASE shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first.  If:  (i) more than twenty percent (20%) of the (A) floor area of the PREMISES is taken or (B) the parking spaces are taken; or (ii) regardless of the portion of the PREMISES or parking so taken, if during the six months following such taking TENANT’s sales decrease by an amount equal to twenty percent (20%) of the sales for prior to such taking; or (iii) if, in TENANT’s reasonable business judgement, TENANT is unable to load and unload, merchandise at the PREMISES in a reasonable manner as a result of such taking; or (iv) if any of TENANT’s signs within the COMMON AREA are taken and cannot be replaced with reasonably equivalent signs in a reasonably equivalent location as determined by TENANT in its reasonable business judgment; or (v) more than ten percent of the storefront of the PREMISES is taken; OR (vi) a material portion of the COMMON AREAS is taken, then in any of such events TENANT may terminate this LEASE as of the date the condemning authority takes title or possession, by delivering written notice to LANDLORD.  If TENANT does not so terminate this LEASE, this LEASE shall remain in effect as to the portion of the PREMISES not taken, except that the BASE RENT and ADDITIONAL RENT shall be reduced in proportion to the reduction in the floor area of the PREMISES.  Any award for the taking of all or any part of the PREMISES or the SHOPPING CENTER under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of LANDLORD or the owner(s) of the SHOPPING CENTER (including any owner(s) of the SHOPPING CENTER that may be an affiliate of LANDLORD, as the case may be; provided, however, that TENANT shall be entitled to any award for, or to bring an action for a separate award for, the following:

(a)           loss of or damage to TENANT’s trade fixtures, personal property and tenant improvements that have been paid for by TENANT;

(b)           the value of the leasehold estate (i.e., the leasehold bonus value);

(c)           relocation expenses incurred by TENANT as a result of such taking; and

(d)           loss of business and good will.

In the event that this LEASE is not terminated by reason of such condemnation, LANDLORD shall to the extent of award of damages received by LANDLORD in connection with such condemnation, repair any damage to the PREMISES and the COMMON AREAS.

ARTICLE NINE

ASSIGNMENT AND SUBLETTING

Section 9.01         Assignment and Subletting.  TENANT, without LANDLORD’S consent, may assign or sublet any or all of its interest in the Premises.  Promptly following any such assignment or subletting, TENANT shall notify LANDLORD of the name and address of such sublessee or assignee.  Any such subletting or assignment shall be subject to all of the terms of this LEASE including, without limitation, any restrictions pertaining to the use of the PREMISES set forth in subsection 5.01 and subsection 5.07(b) above.  A condition to the effectiveness of any assignment of this LEASE shall be that TENANT delivers, or causes to be delivered, to LANDLORD a true copy of the fully executed instrument effecting such assignment, and a form of assumption of TENANT’S obligations under this LEASE by such assignee in form reasonably acceptable to LANDLORD.

Section 9.02         TENANT Liability.  Except in the case of the assignment of this LEASE in connection with a merger or  consolidation involving TENANT, or the sale of all or substantially all of the assets of TENANT, in which, immediately following such transaction, the entity surviving such merger or consolidation or the transferee of such assets, as the case may be, continues to conduct the business of TENANT as a whole in substantially the same manner that such business was being conducted by TENANT immediately prior to such transaction, TENANT shall, in the event of an assignment or sublease hereunder, remain primarily liable under this LEASE; provided, however, TENANT shall be relieved of its obligations under this LEASE upon LANDLORD’s written consent.

ARTICLE TEN

DEFAULTS; REMEDIES

Section 10.01       Defaults.  TENANT shall be in material default under this LEASE:

(a)           If TENANT fails to pay rent or any other charge due within five (5) business days (being Monday through Friday, exclusive of days on which national banks located in the State of California are not open for business) following written notice from LANDLORD that such sum is past due;

(b)           If TENANT fails to perform any of TENANT’s non-monetary obligations under this LEASE for a period of thirty (30) days after written notice from LANDLORD; provided that if more than thirty (30) days are required to complete such performance, TENANT shall not be in default if TENANT commences such performance within the thirty (30) day period and thereafter diligently pursues its completion.

(c)           (i)  If TENANT makes a general assignment or general arrangement for the benefit of creditors;

(ii)           if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against TENANT and is not dismissed within thirty (30) days;

(iii)          if a trustee or receiver is appointed to take possession of substantially all of TENANT’s assets located at the PREMISES or of TENANT’s interest in this LEASE and possession is not restored to TENANT within thirty (30) days; or

(iv)          if substantially all of TENANT’s assets located at the PREMISES or of TENANT’s interest in this LEASE is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days.

If a court of competent jurisdiction determines that any of the acts described in this subparagraph (c) is not a default under this LEASE, and a trustee is appointed to take possession (or of TENANT remains a debtor in possession) and such trustee or TENANT transfers TENANT’s interest hereunder, then LANDLORD shall receive, as ADDITIONAL RENT, the excess, if any, of the rent (or any other consideration) paid in connection with such assignment or sublease over the rent payable by TENANT under this LEASE.

(d)           All notices which are prerequisite of any default sent to TENANT pursuant to the terms of this LEASE shall contain the words “Notice of Default” in the “Re:” line of the Letter so that it is clear it is a notice of default.

Section 10.02       Remedies.  On the occurrence of any material default by TENANT, LANDLORD may, at any time thereafter, with or without notice or demand and without limiting LANDLORD in the exercise of any right or remedy which LANDLORD may have:

(a)           Terminate TENANT’s right to possession of the PREMISES by any lawful means, in which case this LEASE shall terminate and TENANT shall immediately surrender possession of the PREMISES to LANDLORD.  In such event, LANDLORD shall be entitled to recover from TENANT all damages incurred by LANDLORD by reason of TENANT’s default, including:

(i)            the worth at the time of the award of the unpaid BASE RENT, ADDITIONAL RENT and other charges which LANDLORD had earned at the time of the termination;

(ii)           the worth at the time of the award of the amount by which the unpaid BASE RENT, ADDITIONAL RENT and other charges which LANDLORD would have earned after termination until the time of the award exceeds the amount of such rental loss that TENANT proves LANDLORD could have reasonably avoided;

(iii)          the worth at the time of the award of the amount by which the unpaid BASE RENT, ADDITIONAL RENT and other charges which TENANT would have paid for the balance of the LEASE TERM after the time of award exceeds the amount of such rental loss that TENANT proves LANDLORD could have reasonably avoided; and

(iv)          any other amount necessary to compensate LANDLORD for all the detriment proximately caused by TENANT’s failure to perform its obligations under the LEASE or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses LANDLORD incurs in maintaining or preserving the PREMISES after such default, the cost of recovering possession of the PREMISES, expenses of reletting, including necessary renovation or alteration of the PREMISES, LANDLORD’s reasonable attorneys’ fees incurred in connection therewith, and any real estate commission paid or payable.

As used in subparts (i) and (ii) above, the “worth at the time of the award” is computed by allowing interest on unpaid amounts at the rate of ten percent (10%) per annum, or such lesser amount as may then be the maximum lawful rate.  As used in subpart (iii) above, the “worth at the time of the award” is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award, plus one percent (1%).  If TENANT has abandoned the PREMISES, LANDLORD shall have the option of (i) retaking possession of the PREMISES and recovering from TENANT the amount specified in this Section 10.03(a), or (ii) proceeding under Section 10.03(b); or

(b)           Maintain TENANT’s right to possession, in which case this LEASE shall continue in effect whether or not TENANT has abandoned the PREMISES.  In such event, LANDLORD shall be entitled to enforce all of LANDLORD’s rights and remedies under this LEASE, including the right to recover the rent as it becomes due.

(c)           The first (1st) time during each calendar year during the LEASE TERM that TENANT fails to pay BASE RENT or any items of ADDITIONAL RENT, which shall be payable to LANDLORD hereunder, or any other charge due from TENANT hereunder within three (3) calendar days after the five (5) business day period set forth in Section 10.01(a) above, TENANT shall pay to LANDLORD a late charge in the amount of five percent (5%) of the amount due (the “LATE CHARGE”).  Any time after the first (1st) time during any calendar year during the LEASE TERM, that TENANT shall be required to pay a LATE CHARGE as provided above, that TENANT fails to pay any other amount due under this LEASE within five (5) days after due (regardless of whether any notice of such delinquency is given by LANDLORD), TENANT shall pay the LATE CHARGE on such overdue amount.  Notwithstanding anything to the contrary contained herein, in the event that LANDLORD fails to demand payment of any such LATE CHARGE within 365 days of the accrual of said LATE CHARGE, then LANDLORD shall lose the right to demand payment of such LATE CHARGE.  The parties hereby agree that such LATE CHARGE represents a fair and reasonable estimate of the costs that LANDLORD will incur by reason of the late payment by TENANT.

Section 10.03       Landlord’s Default.  In the event that LANDLORD shall fail to perform any obligation required to be performed by it as set forth in this LEASE, and such failure shall continue for a period of thirty (30) days after receipt of written notice from TENANT specifying such failure, then LANDLORD shall be in default hereunder, provided that, if the nature of LANDLORD’s obligation is such that more than thirty (30) days are required for performance, then LANDLORD shall not be in default if LANDLORD commences performance within such 30-day period and thereafter diligently prosecutes same to completion.  In the event that

LANDLORD shall be in default under the terms of this LEASE, then TENANT shall have the right, in addition to any other remedies it may have at law or in equity, to (i) remedy LANDLORD’s default and deduct from the next payments of rent due under the LEASE any amounts incurred by TENANT in so remedying LANDLORD’s default, and (ii) such other remedies as may be permitted at law or in equity.  All notices which are prerequisite of any default sent to LANDLORD pursuant to the terms of this LEASE shall contain the words “Notice of Default” in the “Re:” line of the letter, and shall note within the text of the letter that TENANT has rights to offset the rent, so that it is clear it is a notice of default and that TENANT may offset the rent.  Subject to satisfaction of the provisions of Section 11.01 with respect to TENANT’s receipt of a non-disturbance agreement from each lender, TENANT shall send copies of any notice of default to such lender(s) of which LANDLORD notifies TENANT in writing from time to time, at such addresses as LANDLORD so notifies TENANT.  TENANT will accept any cure by any such lender as a cure, to the extent of such cure, of LANDLORD’s obligations under this LEASE.  The rights set forth in this Section shall inure solely to the benefit of 99¢ Only Stores and only such of its assignees as may be owned by it, under the control of it, under the control of any entity which also controls it, or which own not less than ten (10) stores operated under the name ‘99¢ Only Stores’.

Section 10.04       Cumulative remedies.  The exercise of any right or remedy hereunder by either party under this Article Ten shall not prevent such party from exercising any other right or remedy hereunder.

Section 10.05       Landlord Self Help.  If, pursuant to express provisions of this LEASE giving LANDLORD the right to remedy breaches of TENANT’s obligations after notice to TENANT, LANDLORD performs obligations to be performed by TENANT then amounts properly expended by LANDLORD in accordance with the terms of this LEASE in performance of such obligations shall earn interest at the rate of seven percent (7%) per annum until such amounts and the accrued interest thereon are discharged in full.

ARTICLE ELEVEN

PROTECTION OF LENDERS

Section 11.01       Subordination.  LANDLORD represents and warrants to TENANT that to the best knowledge of LANDLORD there are no encumbrances affecting the PREMISES or any portion of the SHOPPING CENTER which are prior in interest to this LEASE.  LANDLORD shall have the right to subordinate this LEASE to any ground lease, deed of trust or mortgage encumbering the PREMISES, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded; provided that the holder of such encumbrance enters into a non-disturbance agreement with TENANT in a form which is reasonably and acceptable with TENANT.  In the event that TENANT is provided with a non-disturbance agreement in a form reasonably acceptable to TENANT, then TENANT shall cooperate with LANDLORD and any lender which is acquiring a security interest in the PREMISES or the LEASE and shall execute such further documents and assurances as such lender may require, provided that TENANT’s obligations under this LEASE shall not be increased in any material way (the performance of ministerial acts shall not be deemed material), and TENANT shall not be deprived of its rights under this LEASE.  TENANT’s right to quiet possession of the PREMISES during the LEASE TERM shall not be disturbed if TENANT pays rent and performs all of TENANT’s obligations under this LEASE and is not otherwise in default.  LANDLORD shall, promptly following execution of this LEASE, cause any holder of an existing ground lease, deed of trust or mortgage encumbering the PREMISES or the SHOPPING CENTER to enter into a non-disturbance agreement with TENANT in a form reasonably acceptable to TENANT.  If, as of the date of execution of this LEASE, there are any mortgages or deeds of trust affecting any portion of the PREMISES or the SHOPPING CENTER which are prior in interest to this LEASE, then the execution and delivery to TENANT, and recordation in the Official Records of the County in which the PREMISES are situated, of a non-disturbance agreement which meets the requirements of this Section shall be a condition to TENANT’s obligations under this LEASE.

Section 11.02       Attornment.  If LANDLORD’s interest in the PREMISES is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, and if such acquiring party has delivered a non-disturbance agreement to TENANT as required by this LEASE, then TENANT shall attorn to the transferee of or successor to LANDLORD’s interest in the PREMISES and recognize such transferee or successor as LANDLORD under this LEASE.

Section 11.03       Signing of Documents.  TENANT shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so.

Section 11.04       Estoppel Certificates.  Upon either party’s written request, the other party shall execute, acknowledge and deliver to the requesting party a written statement certifying:

(a)           that none of the terms or provisions of this LEASE have been changed (or if they have been changed, stating how they have been changed);

(b)           that this LEASE has not been canceled or terminated;

(c)           the last date of payment of the BASE RENT and other charges and the time period covered by such payment;

(d)           that the requesting party is not in default under this LEASE (or, if the requesting party is claimed to be in default, stating why);

(e)           that TENANT has accepted possession of the PREMISES and the LEASE is in full force and effect; and

(f)            the amount of the monthly BASE RENT at the time of such statement.

Neither party shall be required or asked to undertake any covenants in any such estoppel certificate or to undertake any investigation or inquiry in the preparation of the same.

Each party shall deliver such statement to the requesting party within fifteen (15) days after the requesting party’s request.  LANDLORD may give any such statement by TENANT to any prospective purchaser or encumbrancer of the PREMISES, and TENANT, may give any such statement by LANDLORD to any prospective assignee, sublessee of any interest of TENANT in the PREMISES.  Such purchaser, encumbrancer, assignee or sublessee may rely conclusively upon such statement as true and correct.  In addition, TENANT shall, within fifteen (15) business days after LANDLORD’s request, provide LANDLORD, with a copy of TENANT’s most recent financial statement which is available to the public at the time of such request.

ARTICLE TWELVE

MISCELLANEOUS PROVISIONS

Section 12.01       Non-Discrimination.  TENANT promises, and it is a condition to the continuance of this LEASE, that there will be no discrimination against, or segregation of, any person or group of persons on the basis of race, color, sex, creed, national origin or ancestry in the leasing, subleasing, transferring, occupancy of the PREMISES or any portion thereof.

Section 12.02       Severability.  A determination by a court of competent jurisdiction that any provision of this LEASE or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this LEASE, which shall remain in full force and effect.

Section 12.03       Interpretation.  The captions of the Articles or Sections of this LEASE are to assist the parties in reading this LEASE and are not a part of the terms or provisions of this LEASE.  Whenever required by the context of this LEASE, the singular shall include the plural the plural shall include the singular.  The masculine, feminine and neuter genders shall each include the other.  No provision of this Agreement is to be interpreted for or against either party because that party or that party’s legal representative drafted such provision.

Section 12.04       Incorporation of Prior Agreements; Modifications.  This LEASE is the only agreement between the parties pertaining to the lease of the PREMISES and no other agreements are effective.  All amendments to this LEASE shall be in writing and signed by all parties.  Any other attempted amendment shall be void.

Section 12.05       Notices.  All notices required or permitted under this LEASE shall be in writing and shall be personally delivered, or sent by certified mail, return receipt requested, postage prepaid.  Notices to TENANT shall be delivered to the address specified in Section 1.02.  Notices to LANDLORD shall be delivered to the address specified in Section 1.01.  In addition, the parties may each designate, in writing, up to two (2) additional persons at a time during the LEASE TERM to whom simultaneous notice shall be given by the other party, which person may be a mortgagee of the PREMISES.  All notices shall be effective upon delivery.  Either party may change its notice address, or the notice address for the additional person whom it has designated as hereinabove provided, upon written notice to the other party.  The notice address of each party shall be a street address, not a post office box.

Section 12.06       Waivers.  All waivers must be in writing and signed by the waiving party.  LANDLORD’s failure to enforce any provision of this LEASE or its acceptance of rent shall not be a waiver and shall not prevent LANDLORD from enforcing that provision or any other provision of this LEASE in the future.

Section 12.07       No Recordation.  Neither party shall record this LEASE without prior written consent from the other party.  However, either LANDLORD or TENANT may require that a “Short Form” memorandum of this LEASE executed by both parties be recorded.  The party requiring such recording shall pay all transfer taxes and recording fees.

Section 12.08       Binding Effect; Choice of Law.  This LEASE binds and inures to the benefit of any party who legally acquires any rights or interest in this LEASE from LANDLORD or TENANT.  However, LANDLORD shall have no obligation to TENANT’s successor unless the rights or interests of TENANT’s successor are properly acquired in accordance with the terms of this LEASE.  The laws of the state in which the PREMISES are located shall govern this LEASE.

Section 12.09       Corporate Authority; Partnership Authority.  If LANDLORD or TENANT is a corporation, each person signing this LEASE on behalf of such party represents and warrants that he has full authority to do so and that this LEASE binds the corporation.  If LANDLORD or TENANT is a partnership, each person or entity signing this LEASE for such party represents and warrants that he or it is a general partner of the partnership, that he or it has full authority to sign for the partnership and that this LEASE binds the partnership and all general partners of the partnership.

Section 12.10       Execution of Lease.  This LEASE may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument.

Section 12.11       Survival.  All representations and warranties of LANDLORD and TENANT shall survive the termination of this LEASE.

Section 12.12       Confidentiality.  The parties hereto shall keep this LEASE and all documents delivered pursuant to this LEASE strictly confidential, except as deemed reasonably necessary for bona fide lenders, prospective purchasers, governmental entities, accountants, legal advisers, etc.

Section 12.13       [RESERVED]

Section 12.14       Consent/Duty to Act Reasonably.  All requests for consent or approval required or permitted under this LEASE shall be made in writing and in reasonable detail and otherwise in the manner required for notices hereunder.  No such requests for consent or approval shall be unreasonably refused or delayed.  Any refusal of any such request for consent or approval shall also be made in writing and otherwise in the manner required for notices hereunder and shall identify, in reasonable detail, the reasons for such refusal.  Without affecting the generality of this Section 12.14, unless otherwise specifically stated in this LEASE, if any such request for consent or approval shall not be refused within ten (10) business days after the making thereof, then such consent or approval shall be deemed granted.  LANDLORD and TENANT shall act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated lessor or lessee concerning the benefits and use enjoyed under the LEASE.

Section 12.15       Brokers.  Each of the parties represents and warrants to the other that it has dealt with no broker in connection with this LEASE, and, insofar as it knows, no other broker or other person is entitled to any commission or fee in connection with this LEASE.  LANDLORD represents and warrants to TENANT that TENANT shall have no responsibility regarding any agreement made between LANDLORD and any broker and that TENANT shall have no responsibility for the payment of any commission or fee.  Each of the parties hereby indemnifies the other against any commission or fee such indemnifying party may have incurred in connection with this LEASE.

Section 12.16       Legal Proceedings.  Any and all disputes arising under or in connection with this LEASE shall be determined by a reference proceeding under California Code of Civil Procedure (“C.C.P.”) section 638 filed in the Superior Court for Fresno County.  Such reference shall be assigned to the JUDICIAL ARBITRATION AND MEDIATION SERVICES “JAMS” principal office in Los Angeles County, California, and shall be conducted by such retired judge as may be assigned to such matter by JAMS, which retired judge shall be deemed the “appointee referee” pursuant to the agreement of the parties under C.C.P. section 640.  Procedural rules shall be determined by the then current practices of JAMS for commercial disputes.  If at the time of any such dispute JAMS or its successor in interest is not in existence, or does not maintain an office in Los Angeles County, then the reference proceeding shall be assigned to such alternative dispute resolution service (which shall assign the retired judge, as above), or to such retired judge as may be agreed upon by the parties or, absent agreement, as determined by the presiding judge of the Fresno County Superior Court, and such determination shall be final and binding on the parties as the “appointed judge” under C.C.P. section 640.  The referee appointed hereunder may also determine any award of costs and reasonable attorneys fees to be awarded in such proceeding.  THE PARTIES HEREBY IRREVOCABLY WAIVE ANY RIGHT TO A TRIAL BY JURY OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE.

The foregoing provisions of this Section 12.16 shall not apply to a proceeding in unlawful detainer which shall be conducted in accordance with, and before the court and at the venue, provided by the current statutes of the State of California at the time any such unlawful detainer proceeding may be commenced.

Section 12.17       Successors And Assigns.  All agreements, covenants, rights and liabilities contained herein shall be binding upon and shall inure to the respective parties hereto, and their several respective heirs, executors, administrators, successors and assigns.

Section 12.18       Hazardous Materials.

(a)           As used in this LEASE, the term “HAZARDOUS MATERIALS” means any flammable items, explosives, radioactive materials, and any other substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “toxic substances” or similar term now or subsequently regulated under any applicable federal, state of local laws or regulations including, without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs, and similar compounds, and any other products and materials which are subsequently found to have adverse effects on the environmentor the health and safety of persons.

(b)           Except as otherwise provided herein, TENANT shall not cause or permit any HAZARDOUS MATERIAL to be generated, produced, brought upon, used, stored, treated or disposed of in or about the PREMISES, or the SHOPPING CENTER by TENANT, its agents, employees, contractors, sublessees or (solely with respect to the interior of the PREMISES) invitees without the prior written consent of LANDLORD, which shall not be unreasonably withheld.  In addition, TENANT shall not cause or permit an underground storage tank to be installed under the PREMISES or the SHOPPING CENTER without the prior written consent of LANDLORD, which consent shall be in LANDLORD’s sole and absolute discretion.  Notwithstanding anything to the contrary contained herein, TENANT shall be permitted to store, use and dispose of, in the PREMISES, such HAZARDOUS MATERIALS which are incidental and customary to the operation of TENANT’s business, or which TENANT sells as a matter of course at other 99¢ Only Stores, provided that TENANT shall comply with all applicable laws, rules and regulations in the storage, use and disposal of such HAZARDOUS MATERIALS.  TENANT shall indemnify and hold LANDLORD, its agents and employees, harmless from any and all costs, liabilities, claims, expenses, penalties, and damages of any kind including, but not limited to, attorneys’ fees and the cost of any investigation, remediation, restoration, cleanup and/or abatement which is necessary as a result of TENANT’s violation of this Section.

(c)           LANDLORD represents and warrants that (i) there are, and as of the EFFECTIVE DATE there shall be, no Hazardous Materials in, on or about the PREMISES or the SHOPPING CENTER, (ii) LANDLORD has not caused or permitted, and shall not cause or permit, any HAZARDOUS MATERIALS to be brought onto the PREMISES or the SHOPPING CENTER.  LANDLORD shall indemnify and hold TENANT and TENANT’s agents and employees harmless from any and all costs, liabilities, claims, expenses, penalties, and damages of any kind including, but not limited to, attorneys’ fees and the cost of any investigation, remediation, restoration, cleanup and/or abatement which is necessary as a result of LANDLORD’s violation of this Section.

(d)           The obligations under this Section 12.18 shall survive the expiration or earlier termination of this LEASE.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

IN WITNESS WHEREOF, LANDLORD and TENANT have executed this LEASE effective as of the date set forth below next to LANDLORD’s signature, and have initialed all Riders which are attached to or incorporated by reference in this LEASE.

“LANDLORD”:

6135-6161 Atlantic Boulevard Partnership,
a California general partnership

	By:	/s/ David Gold
Name: David Gold
Title: President

“TENANT”:

99¢ ONLY STORES,
a California corporation

	By:	/s/ Eric Schiffer
Name: Eric Schiffer
Title: Chief Executive Officer

[Affiliate Lease Signature Page (Store #14)]

EXHIBIT “A”

Legal Description

[See Attached]

EXHIBIT “B”

SITE PLAN

Description of Leased PREMISES, COMMON AREAS, and SHOPPING CENTER

[See Attached]

EXHIBIT “C”

“EXCLUSIVES”

For purposes hereof “exclusives” shall include any of those restrictions applicable to TENANT set forth in that certain Assignment and Amendment of Lease dated December 10, 1999, by and among LANDLORD, Royal Enterprises, Inc., and Alejo Markets, Inc.